Exhibit 99.1

Contact:
Ramses Erdtmann
Vice President of Finance
Phone: 408-215-3325

Update on Preclinical Finding and Development Timeline for PCI-45292

SUNNYVALE, CA, March 2, 2011

Pharmacyclics, Inc. (Nasdaq: PCYC) today announced that further advancement of PCI-45292, a Btk inhibitor with exceptionally potent anti-arthritis activity in mice and rats, has been suspended following results from the current set of preclinical toxicology studies.  The company hopes to have a new clinical development candidate identified within approximately 6 months.

PCI-45292 has been under preclinical development for approximately 1 year as a potential new agent for the treatment of immune mediated diseases. A recent evaluation of tissues from animals dosed with PCI-45292 has revealed an undesirable target-organ effect.  The effect, which was noted at all dose levels in a rat animal model, but absent in another animal model, precludes establishing a starting dose for human clinical trials.

The undesired effect observed with PCI-45292 has not been observed with our Btk Inhibitor PCI-32765 even at higher dose levels in preclinical safety studies and is not considered to be related to the inhibition of Btk.  Our broad clinical development for PCI-32765 in B-cell malignancies in particular in chronic lymphocytic leukemia, mantle cell lymphoma, and diffuse large B-cell lymphoma continues as outlined in our last quarterly update.

We have readily identified the portion of the PCI-45292 molecule directly responsible for these target organ changes. We have now turned our attention to evaluating a related series of molecules with the focus on eliminating the target-organ effect.  Our commitment to advancing a safe and effective Btk inhibitor into the clinic for immune mediated diseases remains strong.

“While we are disappointed with the delay of the program we are pleased with the quality of the research that was able to identify this effect early in development, allowing us to make adjustments pre-clinically. We remain dedicated to developing important, new targeted therapies that are safe and effective and advance the standard of care for patients,” said Bob Duggan, Chairman of the Board and Chief Executive Officer.

About Pharmacyclics
Pharmacyclics® is a clinical-stage biopharmaceutical company focused on developing and commercializing innovative small-molecule drugs for the treatment of cancer and immune mediated diseases. Our mission and goal is to build a viable biopharmaceutical company that designs, develops and commercializes novel therapies intended to improve quality of life, increase duration of life and resolve serious unmet medial healthcare needs; and to identify promising product candidates based on scientific development expertise, develop our products in a rapid, cost-efficient manner and pursue commercialization and/or development partners when and where appropriate.

Presently, Pharmacyclics has four product candidates in clinical development and several preclinical molecules in lead optimization. We are committed to high standards of ethics, scientific rigor, and operational efficiency as we move each of these programs to viable commercialization.

The Company is headquartered in Sunnyvale, California and is listed on NASDAQ under the symbol PCYC. To learn more about how Pharmacyclics advances science to improve human healthcare visit us at http://www.pharmacyclics.com.

NOTE: This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “should”, “would”, “project”, “plan”, “predict”, “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of the risk factors and other factors that may affect our results, please see the Risk Factors section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management's expectations or otherwise, except as may be required by law.